EXHIBIT 10.2

THIS AGREEMENT AND THE RIGHTS AND OBLIGATIONS EVIDENCED HEREBY ARE SUBORDINATE IN THE MANNER AND TO THE EXTENT SET FORTH IN THAT CERTAIN SUBORDINATION AND INTERCREDITOR AGREEMENT (AS THE SAME MAY BE AMENDED OR OTHERWISE MODIFIED FROM TIME TO TIME PURSUANT TO THE TERMS THEREOF, THE “SUBORDINATION AGREEMENT”) DATED AS OF MARCH 31, 2011 AMONG PATRICK INDUSTRIES, INC., AN INDIANA CORPORATION (THE “COMPANY”), TONTINE CAPITAL OVERSEAS MASTER FUND II, L.P., A CAYMAN ISLANDS LIMITED PARTNERSHIP, NORTHCREEK MEZZANINE FUND I, L.P., A DELAWARE LIMITED PARTNERSHIP, ON ITS BEHALF AND IN ITS CAPACITY AS COLLATERAL AGENT, AND WELLS FARGO CAPITAL FINANCE, LLC (“WFCF”), AS AMENDED BY THE CONSENT, JOINDER AND FIRST AMENDMENT TO SUBORDINATION AGREEMENT DATED SEPTEMBER 16, 2011 AMONG THE ABOVE-NAMED PARTIES AND STINGER NORTHCREEK PATK LLC, A DELAWARE LIMITED LIABILITY COMPANY, TO THE INDEBTEDNESS (INCLUDING INTEREST) OWED BY THE CREDIT PARTIES (AS DEFINED IN THE SUBORDINATION AGREEMENT) PURSUANT TO THAT CERTAIN CREDIT AGREEMENT DATED AS OF MARCH 31, 2011 AMONG THE COMPANY, WFCF AND THE LENDERS FROM TIME TO TIME PARTY THERETO (THE “SENIOR CREDIT AGREEMENT”), AND THE OTHER SENIOR DEBT DOCUMENTS (AS DEFINED IN THE SUBORDINATION AGREEMENT), AS SUCH SENIOR CREDIT AGREEMENT, AND SUCH OTHER SENIOR DEBT DOCUMENTS HAVE BEEN AND HEREAFTER MAY BE AMENDED, RESTATED, SUPPLEMENTED OR OTHERWISE MODIFIED FROM TIME TO TIME AND TO INDEBTEDNESS REFINANCING THE INDEBTEDNESS UNDER SUCH AGREEMENTS AS PERMITTED BY THE SUBORDINATION AGREEMENT.

FIRST AMENDMENT
TO
SECURED SENIOR SUBORDINATED NOTE
AND
WARRANT PURCHASE AGREEMENT

This FIRST AMENDMENT TO SECURED SENIOR SUBORDINATED NOTE AND WARRANT PURCHASE AGREEMENT (the "First Amendment") among Patrick Industries, Inc., an Indiana corporation (the “Company”); Tontine Capital Overseas Master Fund II, L.P., a Cayman Islands limited partnership (“Tontine”); Northcreek Mezzanine Fund I, L.P., a Delaware limited partnership (“Northcreek”); and Stinger Northcreek PATK LLC, a Delaware limited liability company (“Stinger Northcreek”) takes effect September 16, 2011.

RECITALS

A.            The Company, Tontine, and Northcreek are parties to a Secured Senior Subordinated Note and Warrant Purchase Agreement dated March 31, 2011 (the “Note and Warrant Purchase Agreement”).

B.             Under the Note and Warrant Purchase Agreement, Tontine and Northcreek each purchased from the Company a First Tranche Note in the original principal amount of $2,500,000, and the

Company issued each of them a First Tranche Warrant to purchase 125,000 shares of Common Stock at the exercise price of $0.01 per share.

C.            The Company desires to consummate the AIA Acquisition in accordance with the AIA Documents.  Absent Tontine’s and Northcreek’s consent, the AIA Acquisition would be prohibited under the Note and Warrant Purchase Agreement.

D.            The AIA Acquisition will be financed in part through issuance by Company of the AIA Subordinated Debt.  Absent Tontine’s and Northcreek’s consent, the AIA Subordinated Debt would be prohibited by the Note and Warrant Purchase Agreement.

E.             To finance part of the AIA Acquisition, the Company has requested that Northcreek and Stinger Northcreek purchase additional Subordinated Debt in the original principal amount of $2,700,000 and, in connection therewith, the Company wishes to issue to them Second Tranche Warrants to purchase 135,000 shares of Common Stock in the aggregate.

F.             The Company has requested that Tontine and Northcreek consent to the AIA Acquisition without reducing the aggregate dollar limit set forth in the definition of Permitted Acquisitions, consent to the issuance of the AIA Subordinated Debt and related grant of lien, and amend the Note and Warrant Purchase Agreement in certain respects as set forth in this First Amendment, and Tontine and Northcreek have agreed to the foregoing, all on the terms and conditions set forth in this First Amendment.

Accordingly, in consideration of their mutual covenants and agreements set forth below and intending to be legally bound hereby, the parties agree as follows:

1.      Recitals.

Recitals A – F above are incorporated into this First Amendment and are acknowledged by the Company as true and correct.

2.      Definitions.

(a)    Capitalized Terms, References.  A term with its initial letter or initial letters capitalized that is used but not defined in this First Amendment (including the Recitals) has the meaning assigned to it in the Note and Warrant Purchase Agreement (as amended by this First Amendment).  As used in this First Amendment, "including" is not a term of limitation and means "including without limitation."  Each reference to "hereof," "hereunder," "herein," and "hereby" and similar references contained in the Note and Warrant Purchase Agreement and each reference to "this Agreement" and similar references contained in the Note and Warrant Purchase Agreement, on and after the date of this First Amendment, will refer to the Note and Warrant Purchase Agreement as amended by this First Amendment.

(b)    Existing Definitions.  The following existing definitions in Exhibit A [Definitions] of the Note and Warrant Purchase Agreement are hereby amended and restated in their entirety to read as follows:

“Buyer” means (i) from the Closing Date up to but excluding the First Amendment Effective Date, each First Tranche Buyer and (ii) from and after the First Amendment Effective Date, each First Tranche Buyer and each Second Tranche Buyer.

“Buyers” means (i) from the Closing Date up to but excluding the First Amendment

Effective Date, all the First Tranche Buyers and (ii) from and after the First Amendment Effective Date, all the First Tranche Buyers and all the Second Tranche Buyers.

“Common Stock” means the Company’s common stock, no par value.

“Note” means (i) from the Closing Date up to but excluding the First Amendment Effective Date, only each First Tranche Note and (ii) from and after the First Amendment Effective Date, each First Tranche Note and each Second Tranche Note.

“Notes” means (i) from the Closing Date up to but excluding the First Amendment Effective Date, all the First Tranche Notes and (ii) from and after the First Amendment Effective Date, all the First Tranche Notes and Second Tranche Notes.

“Offered Securities” means (i) from the Closing Date up to but excluding the First Amendment Effective Date, all the First Tranche Notes and all the First Tranche Warrants and (ii) from and after the First Amendment Effective Date, all the First Tranche Notes, the First Tranche Warrants, the Second Tranche Notes, and the Second Tranche Warrants.

"Permitted Indebtedness" means

(a)           Indebtedness evidenced by the Agreement or the other Transaction Documents,

(b)           Indebtedness set forth on Schedule 4(r) and any Refinancing Indebtedness in respect of such Indebtedness,

(c)           Permitted Purchase Money Indebtedness and any Refinancing Indebtedness in respect of such Indebtedness,

(d)           endorsement of instruments or other payment items for deposit,

(e)           Indebtedness consisting of (i) unsecured guarantees incurred in the ordinary course of business with respect to surety and appeal bonds, performance bonds, bid bonds, appeal bonds, completion guarantee and similar obligations; (ii) unsecured guarantees arising with respect to customary indemnification obligations to purchasers in connection with Permitted Dispositions; and (iii) unsecured guarantees with respect to Indebtedness of the Company or one of its Subsidiaries, to the extent that the Person that is obligated under such guaranty could have incurred such underlying Indebtedness,

(f)            the Senior Debt,

(g)           Acquired Indebtedness in an amount not to exceed $250,000 outstanding at any one time,

(h)           Indebtedness incurred in the ordinary course of business under performance, surety, statutory, and appeal bonds,

(i)            Indebtedness owed to any Person providing property, casualty, liability, or other insurance to the Company or any of its Subsidiaries, so long as the amount of such Indebtedness is not in excess of the amount of the unpaid cost of, and shall be incurred only to defer the cost of, such insurance for the year in which such Indebtedness is incurred and such Indebtedness is outstanding only during such year,

(j)            Indebtedness incurred in respect of credit cards, credit card processing services, debit cards, stored value cards, purchase cards (including so-called "procurement cards" or "P-cards"), or Cash Management Services, in each case, incurred in the ordinary course of business,

(k)           unsecured Indebtedness of the Company owing to current and former employees, officers, or directors (or any spouses, ex-spouses, or estates of any of the foregoing) incurred in connection with the repurchase or redemption by the Company of the Stock of the Company that has been issued to such Persons, so long as (i) no Default or Event of Default has occurred and is continuing or would result from the incurrence of such Indebtedness, (ii) the aggregate amount of all such Indebtedness outstanding at any one time does not exceed $250,000, and (iii) such Indebtedness is subordinated to the Obligations on terms and conditions reasonably acceptable to Collateral Agent,

(l)            unsecured Indebtedness of the Company, so long as (i) no Default or Event of Default has occurred and is continuing or would result from the incurrence of such Indebtedness, (ii) the aggregate amount of all such Indebtedness outstanding at any one time does not exceed $250,000, and (iii) such Indebtedness is subordinated to the Obligations on terms and conditions reasonably acceptable to Collateral Agent.

(m)           Indebtedness owing to each of Massachusetts Mutual Life Insurance Company, Pacific Fidelity Life Insurance Company, Equitable Variable Life Insurance Company and Jackson National Life Insurance Company in an aggregate principal amount not to exceed the aggregate cash surrender value of the Key Person Life Insurance Policies and secured solely by the Company’s interests in the Key Person Life Insurance Policies,

(n)           Indebtedness composing Permitted Investments,

(o)           contingent liabilities in respect of any indemnification obligation, adjustment of purchase price, non-compete, or similar obligation of the Company or the applicable Subsidiary incurred in connection with the consummation of one or more Permitted Acquisitions, and

(p)           the AIA Subordinated Debt.

"Permitted Liens" means:

(a)           Liens granted to, or for the benefit of, Collateral Agent to secure the Obligations,

(b)           Liens for unpaid taxes, assessments, or other governmental charges or levies that either (i) are not yet delinquent, or (ii) do not have priority over Collateral Agent's Liens and the underlying taxes, assessments, or charges or levies are the subject of Permitted Protests,

(c)           judgment Liens arising solely as a result of the existence of judgments,

orders, or awards that do not constitute an Event of Default under Section 6(c) of the Agreement,

(d)           Liens set forth on Schedule P-2; provided, however, that to qualify as a Permitted Lien, any such Lien described on Schedule P-2 shall only secure the Indebtedness that it secures on the Closing Date and any Refinancing Indebtedness in respect thereof,

(e)           the interests of lessors under operating leases and non-exclusive licensors under license agreements,

(f)            purchase money Liens or the interests of lessors under Capital Leases to the extent that such Liens or interests secure Permitted Purchase Money Indebtedness and so long as (i) such Lien attaches only to the asset purchased or acquired and the proceeds thereof, and (ii) such Lien only secures the Indebtedness that was incurred to acquire the asset purchased or acquired or any Refinancing Indebtedness in respect thereof,

(g)           Liens arising by operation of law in favor of warehousemen, landlords, carriers, mechanics, materialmen, laborers, or suppliers, incurred in the ordinary course of business and not in connection with the borrowing of money, and which Liens either (i) are for sums not yet delinquent, or (ii) are the subject of Permitted Protests,

(h)           Liens on amounts deposited to secure the Company's and its Subsidiaries obligations in connection with worker's compensation or other unemployment insurance,

(i)            Liens on amounts deposited to secure the Company's and its Subsidiaries obligations in connection with the making or entering into of bids, tenders, or leases in the ordinary course of business and not in connection with the borrowing of money,

(j)            Liens on amounts deposited to secure the Company's and its Subsidiaries reimbursement obligations with respect to surety or appeal bonds obtained in the ordinary course of business,

(k)           with respect to any Real Property, easements, rights of way, and zoning restrictions that do not materially interfere with or impair the use or operation thereof,

(l)            non-exclusive licenses of patents, trademarks, copyrights, and other intellectual property rights in the ordinary course of business,

(m)           Liens that are replacements of Permitted Liens to the extent that the original Indebtedness is the subject of permitted Refinancing Indebtedness and so long as the replacement Liens only encumber those assets that secured the original Indebtedness,

(n)           rights of setoff or bankers' liens upon deposits of cash in favor of banks or other depository institutions, solely to the extent incurred in connection with the maintenance of such deposit accounts in the ordinary course of business,

(o)           Liens granted in the ordinary course of business on the unearned portion of insurance premiums securing the financing of insurance premiums to the extent the financing is permitted under the definition of Permitted Indebtedness,

(p)           Liens in favor of customs and revenue authorities arising as a matter of law to secure payment of customs duties in connection with the importation of goods,

(q)           Liens securing the Senior Debt,

(r)            Liens solely on any cash earnest money deposits made by the Company or any of its Subsidiaries in connection with any letter of intent or purchase agreement with respect to a Permitted Investment,

(s)            Liens solely on the Key Person Life Insurance Policies securing the Indebtedness permitted under clause (m) of the definition of Permitted Indebtedness,

(t)            Liens assumed by the Company or any of its Subsidiaries in connection with a Permitted Acquisition that secure Acquired Indebtedness that is either Purchase Money Indebtedness or a Capital Lease with respect to Equipment not exceeding $250,000 in the aggregate at any time outstanding,

(u)           Liens securing the AIA Subordinated Debt and subject to the AIA Subordination Agreement, and

(u)           other Liens which do not secure Indebtedness for borrowed money or letters of credit and as to which the aggregate amount of the obligations secured thereby does not exceed $250,000.

“Subordination Agreement” means the Subordination and Intercreditor Agreement dated March 31, 2011 among Tontine, Northcreek, on its behalf and in its capacity as collateral agent, the Company, and WFCF, as joined by Stinger Northcreek and as amended by the Consent, Joinder and First Amendment to Subordination and Intercreditor Agreement dated the First Amendment Effective Date, as that agreement may be further  amended, restated, supplemented, or modified in accordance with its terms.

“Subordinated Debt” means, collectively, (i) the Indebtedness in the original principal amount of $5,000,000 (plus payment-in-kind interest) issued by the Company to Northcreek and Tontine and secured and evidenced by the Transaction Documents, including but not limited to the First Tranche Notes, (ii) additional Indebtedness of $2,700,000 (plus payment-in-kind interest) issued by the Company to Northcreek and Stinger Northcreek on the First Amendment Effective Date and secured and evidenced by the Transaction Documents, including but not limited to the Second Tranche Notes, and (iii) additional Indebtedness of up to an original aggregate principal amount of $300,000 (plus payment-in-kind interest) offered and issued to the Buyers on a pro rata basis on the same terms of subordination and at the same or lower rate of cash and total interest as the Second Tranche Notes, with the same maturity date as the Second Tranche Notes, with no scheduled amortization and otherwise on substantially the same terms and conditions as either the First Tranche Notes or Second Tranche Notes.  If one of the Buyers declines to purchase some or all of its pro rata share of such additional Subordinated Debt, then the other Buyers may purchase such Subordinated Debt in addition to their own pro rata shares.

“Warrant” means (i) from the Closing Date up to but excluding the First Amendment Effective Date, each First Tranche Warrant and (ii) from and after the First Amendment Effective

Date, each First Tranche Warrant and each Second Tranche Warrant.

“Warrants” means (i) from the Closing Date up to but excluding the First Amendment Effective Date, all the First Tranche Warrants and (ii) from and after the First Amendment Effective Date, all the First Tranche Warrants and all the Second Tranche Warrants.

“Warrant Shares” means each share of Common Stock that may be acquired upon exercise of any one or more of the Warrants.

(c)      New Definitions.  The following definitions are hereby added in the appropriate alphabetical order to Exhibit A of the Note and Warrant Purchase Agreement:

"AIA Acquisition" means the purchase by Company of all or substantially all of the assets of AIA Seller on the First Amendment Effective Date pursuant to and in accordance with the AIA Acquisition Documents.

"AIA Acquisition Agreement" means that certain Asset Purchase Agreement dated as of the First Amendment Effective Date by and among Company, AIA Seller and the members of AIA Seller, attached to the First Amendment as Exhibit A.

"AIA Acquisition Documents" means the AIA Acquisition Agreement and all other agreements, instruments and documents relating thereto.

"AIA Seller" means A.I.A. Countertops, LLC, an Indiana limited liability company.

"AIA Subordinated Debt" means the Indebtedness in the original principal amount of $2,000,000 issued by Company to AIA Seller, constituting a portion of the purchase price of the AIA Acquisition, evidenced by the AIA Subordinated Debt Documents and subject to the AIA Subordination Agreement.

"AIA Subordinated Debt Documents" means that certain Subordinated Secured Promissory Note dated as of the First Amendment Effective Date made by the Company in favor of AIA Seller and all other agreements, instruments and documents relating thereto.

"AIA Subordination Agreement" means that certain Subordination and Intercreditor Agreement dated as of the First Amendment Effective Date among WFCF, as agent for the Senior Lender Group, AIA Seller, the members of AIA Seller, Collateral Agent, and Buyers.

“First Amendment” means the First Amendment to Secured Senior Subordinated Note and Warrant Purchase Agreement dated as of the First Amendment Effective Date among the Company, Tontine, Northcreek, and Stinger Northcreek PATK LLC, a Delaware limited liability company.

"First Amendment Effective Date" means September 16, 2011.

“First Tranche Buyer” means each of Tontine and Northcreek.

“First Tranche Buyers” means Tontine and Northcreek, collectively.

“First Tranche Note” means a secured senior subordinated note in the form attached as Exhibit B to the Agreement.

“First Tranche Warrant” means a detachable warrant to acquire shares of Common Stock in the form attached as Exhibit C to the Agreement.

“Second Tranche Buyer” means each of Northcreek and Stinger Northcreek.

“Second Tranche Buyers” means Northcreek and Stinger Northcreek, collectively.

“Second Tranche Note” means a secured senior subordinated note in the form attached as Exhibit E to the First Amendment.

“Second Tranche Warrant” means a detachable warrant to acquire shares of Common Stock in the form attached as Exhibit F to the First Amendment.

“Stinger Northcreek” means Stinger Northcreek PATK LLC, a Delaware limited liability company.

3.      Amendment to Introductory Paragraph.  The introductory paragraph of the Note and Warrant Purchase Agreement is amended by deleting the following text:  “, and each of Tontine and Northcreek individually, a ‘Buyer’ and collectively, the ‘Buyers’”.

4.      Amendment to Recital C.  Recital C of the Note and Warrant Purchase Agreement is hereby amended and restated in its entirety to read as follows:

C.            Each First Tranche Buyer is willing to purchase from the Company the First Tranche Notes evidencing the Subordinated Debt as is set forth opposite such First Tranche Buyer’s name in column (3) on the Schedule of Buyers attached hereto, in each case in accordance with the terms, subject to the conditions and in reliance on, the recitals, representations, warranties, covenants and agreements set forth herein and in the First Tranche Notes.

5.      Amendment to Recital D.  Recital D of the Note and Warrant Purchase Agreement is hereby amended and restated in its entirety to read as follows:

D.            In connection with its purchase of a First Tranche Note, each First Tranche Buyer will receive a First Tranche Warrant.  The First Tranche Warrant is transferable separate from the First Tranche Note, subject to the terms, conditions, limitations and restrictions on transfer set forth in the First Tranche Warrant.

6.      Amendment of Note Purchase Agreement Exhibits.  The Note and Warrant Purchase Agreement is amended by attaching to and incorporating into the Note and Warrant Purchase Agreement Exhibit E and Exhibit F attached to this First Amendment.

7.      Amendment to Schedule of Buyers.  The Schedule of Buyers of the Note and Warrant Purchase Agreement is entirely deleted and replaced with the Schedule of Buyers attached to this First

Amendment.

8.      Amendment to Schedule 4(x).  Schedule 4(x) of the Note and Warrant Purchase Agreement is amended by adding the following locations:

1.  1515 Leninger, Elkhart, Indiana  46517
2.  502 West Railroad Avenue, Syracuse, Indiana  46567

9.      Amendment to Schedule 4(a)(ii).  Schedule 4(a)(ii) of the Note and Warrant Purchase Agreement is amended by adding text as a new paragraph after the last paragraph of Schedule 4(a)(ii):

As of the First Amendment Effective Date, the Company issued to Northcreek a Second Tranche Warrant to acquire 85,000 shares of Common Stock at an exercise price of $0.01 per share and issued to Stinger Northcreek a Second Tranche Warrant to acquire 50,000 shares of Common Stock at an exercise price of $0.01 per share.

10.    Amendment to Section 2(c).  Section 2(c) of the Note and Warrant Purchase Agreement is hereby amended and restated in its entirety as follows:

(c)           Subordination.  Each Note shall be subordinated in accordance with the provisions of the Subordination Agreement.

11.    Amendment to Section 2(f).  Section 2(f)(i) and Section 2(f)(ii) of the Note and Warrant Purchase Agreement are each hereby amended and restated in their entirety as follows:

(f)            Interest Rate Matters.  The Company agrees that matters concerning the payment, application, accrual and computation of interest and interest rates shall be in accordance with this Agreement and the other Transaction Documents.

(i)            Applicable Interest Rate.  In accordance with this Section 2(f) and any other conditions and limitations set forth in this Agreement, the Subordinated Debt shall bear interest as follows: (A) the First Tranche Notes shall bear interest at a rate equal to (i) 10.0% per annum for the period until the second anniversary of the Closing Date, and (ii) 13.0% per annum thereafter and (B) the Second Tranche Notes shall bear interest at a rate of 13.0% per annum.

(ii)           Interest Payments.  In accordance with this Section 2(f) and except as otherwise expressly provided in the Notes, interest accrued on the Notes shall be payable by the Company in arrears quarterly on the last day of each March, June, September and December and on the Maturity Date.  Interest will be payable in cash or, at the Company’s option (upon not less than ten Business Days’ notice to each Buyer), a combination of cash and in kind by increasing the principal amount by the amount of interest paid in kind; provided, however, that (A) with respect to the First Tranche Notes, at each interest payment date, the Company must pay interest in cash at a rate of at least (i) 7.0% per annum during the period until the second anniversary of the Closing Date, and (ii) 10.0% per annum thereafter and (B) with respect to the Second Tranche Notes, at each interest payment date, the Company must pay interest in cash at a rate of 10.0% per annum.

12.    Amendment to Section 2(g).  Section 2(g)(i) of the Note and Warrant Purchase Agreement is hereby amended and restated as follows:

(g)           Payments.  The Company agrees that matters concerning prepayments, payments and application of payments shall be in accordance with this Agreement and the other Transaction Documents.

(i)            Prepayment.  The Company may prepay all or any portion of the Notes at any time; provided, however, that with respect to the Notes, (i) if such prepayment occurs on or prior to March 31, 2012, such prepayment will be at 105% of the principal amount of the Notes being prepaid; (ii) if such prepayment occurs after March 31, 2012, but on or prior to March 31, 2013, such prepayment will be at 104% of the principal amount of the Notes being prepaid; (iii) if such prepayment occurs after March 31, 2013, but on or prior to March 31, 2014, such prepayment will be at 103% of the principal amount of the Notes being prepaid; (d) if such prepayment occurs thereafter, such prepayment will be at 100% of the principal amount of the Note being prepaid.  Notwithstanding the foregoing sentence, the Company may prepay up to 10% of the original principal amount of the Notes at a price of 101% of the principal amount of the Notes being prepaid during each of the following periods:  (i) the period ending March 31, 2012, (ii) the period beginning April 1, 2012 and ending March 31, 2013; and (iii) the period beginning April 1, 2013 and ending March 31, 2014.  Any prepayment pursuant to this Section 2(g) shall be subject to the following terms and conditions: (x) the Company shall give each Buyer at least three Business Days’ prior written notice of its intent to make each prepayment; (y) each prepayment shall be made in immediately available funds and shall be made by paying the principal amount to be prepaid, together with unpaid accrued interest thereon through the date of prepayment; and (z) each prepayment shall be distributed to the Buyers on a pro rata basis based on the principal amount of the Notes held by each Buyer.

13.    Consent.

(a)    In reliance upon the representations and warranties of Company set forth in Section 16, and subject to the full satisfaction of the conditions set forth in Section 17, Tontine and Northcreek hereby:

(i)            consent to the consummation of the AIA Acquisition in accordance with the terms of the AIA Acquisition Documents, except that the purchase consideration payable in respect of the AIA Acquisition (including deferred payment obligations) shall not exceed $7,700,000 in the aggregate, subject to working capital adjustments at closing in accordance with the terms of the AIA Acquisition Agreement; and

(ii)           agree that, notwithstanding anything to the contrary contained in the Note and Warrant Purchase Agreement or any other Transaction Document, the AIA Acquisition will be treated as a "Permitted Acquisition" for all purposes thereunder (other than with respect to clause (i) of the definition of "Permitted Acquisitions" set forth on Exhibit A to the Note and Warrant Purchase Agreement).

(b)    Except as expressly set forth in this First Amendment, the consent set forth in Section 13(a)

does not (i) modify or alter, in any way, the Note and Warrant Purchase Agreement or any other Transaction Documents or (ii) waive, release, or limit any rights or remedies that Tontine or Northcreek have under the Note and Warrant Purchase Agreement, under any other Transaction Documents, or at law or equity.

14.      Purchase and Sale of the Second Tranche Notes and Second Tranche Warrants.  Subject to the full satisfaction or written waiver of the conditions set forth in Section 17, on the First Amendment Effective Date:

(a)      the Company shall sell and issue to Northcreek, and Northcreek shall purchase from the Company, a Second Tranche Note in the original principal amount of $1,700,000;

(b)      the Company shall sell and issue to Stinger Northcreek, and Stinger Northcreek shall purchase from the Company, a Second Tranche Note in the original principal amount of $1,000,000;

(c)       the Company shall issue to Northcreek a Second Tranche Warrant to acquire 85,000 shares of Common Stock at an exercise price of $0.01 per share; and

(d)      the Company shall issue to Stinger Northcreek a Second Tranche Warrant to acquire 50,000 shares of Common Stock at an exercise price of $0.01 per share.

15.      Representations and Warranties of Second Tranche Buyers.  With respect to the Second Tranche Notes and Second Tranche Warrants, as of the First Amendment Effective Date, each Second Tranche Buyer makes the representations and warranties under Section 3 of the Note and Warrant Purchase Agreement as if those representations and warranties were fully incorporated into and published in this First Amendment, except that any references in Section 3 of the Note and Warrant Purchase Agreement to the Closing Date will be deemed a reference to the First Amendment Effective Date.

16.      Representations and Warranties.  To induce the Buyers to execute and deliver this First Amendment, the Company represents and warrants to the Buyers (which representations and warranties survive the signing and delivery of this First Amendment) that as of the First Amendment Effective Date:

(a)
the signing, delivery and performance of this First Amendment and any and all other documents signed or delivered in connection herewith (i) have been authorized by all requisite corporate action, (ii) does not require the consent or approval of any Governmental Authority, and (iii) will not contravene, conflict with, violate or result in the breach of any law, charter, certificate or articles of organization or limited liability company operating agreement, or any provision of any material indenture, agreement or other instrument to which any Loan Party is a party or by which any properties or assets of any Loan Party are or may be bound;

(b)	no Event of Default has occurred or would result from the signing, delivery and performance of this First Amendment;

(c)
after giving effect to this First Amendment, the representations and warranties of the Company contained in the Note and Warrant Purchase Agreement and the other Transaction Documents are true and correct on and as of the First Amendment Effective Date with the same force and effect as though made by the Company on such date (except representations and warranties which relate solely to an earlier date or time); and

to an earlier date or time); and

(d)
this First Amendment, the Note and Warrant Purchase Agreement (as amended by this First Amendment), and all other Transaction Documents are and remain legal, valid, binding and enforceable obligations in accordance with the their respective terms.

17.      Conditions to Effectiveness of First Amendment.  The effectiveness of this First Amendment is expressly conditioned upon satisfaction of each of the following conditions precedent:

(a)      Concurrently with the signing and delivery of this First Amendment, the Company shall sign and deliver: (i) to Northcreek a Second Tranche Note in the original principal amount of $1,700,000 and (ii) to Stinger Northcreek a Second Tranche Note in the original principal amount of $1,000,000.

(b)      Concurrently with the signing and delivery of this First Amendment, the Company shall sign and deliver: (i) to Northcreek a Second Tranche Warrant registered in Northcreek’s name exercisable for 85,000 Warrant Shares (ii) to Stinger Northcreek a Second Tranche Warrant registered in Stinger Northcreek’s name exercisable for 50,000 Warrant Shares.

(c)      Concurrently with the signing and delivery of this First Amendment, Northcreek shall deliver to the Company $1,700,000 as the purchase price for Northcreek’s Second Tranche Note, and Stinger Northcreek shall deliver to the Company $1,000,000 as the purchase price for Stinger Northcreek’s Second Tranche Note, in each case, by wire transfer of immediately available funds to an account designated by the Company.

(d)      Concurrently with the signing and delivery of this First Amendment, the Company shall deliver to Northcreek and Tontine the First Amendment to Warrant Agreement in the form attached as Exhibit B, signed by the Company and dated as of the First Amendment Effective Date.

(e)      On the First Amendment Effective Date, Company shall pay Northcreek the origination fee as set forth in Term Sheet dated September 6, 2011 submitted by Northcreek to the Company;

(f)       the Company shall have signed and delivered to Northcreek the SBA Side Letter substantially in the form attached as Exhibit C;

(g)      Company shall provide evidence that the AIA Seller has the requisite limited liability company authority (e.g., member/manager resolutions) to enter into and perform its obligations under the AIA Acquisition Documents;

(h)      the Company shall deliver to Northcreek and Tontine fully-signed copies of the AIA Acquisition Documents;

(i)       the Company shall deliver to Northcreek and Tontine fully-signed copies of any amendment to any of the Senior Debt Documents entered into in connection with the AIA Acquisition;

(j)       the Company shall deliver to Northcreek and Tontine Amendment No. 2 to Second Amended and Restated Registration Rights Agreement signed by the Company;

(k)      the Company shall deliver to Northcreek and Tontine the Consent, Joinder and First Amendment to Subordination and Intercreditor Agreement dated the First Amendment Effective Date and signed by the Company and WFCF;

(l)       each of the Company and the Buyers shall have signed and delivered to Northcreek and Tontine this First Amendment;

(m)     after giving effect to this First Amendment, no Event of Default shall have occurred and the representations and warranties of the Company set forth in Section 16 shall be true and correct on and with respect to the First Amendment Effective Date and the signing and delivery by the Company of this First Amendment shall constitute the certification by the Company of the same;

(n)      all consents required to effectuate the transactions contemplated hereby shall have been obtained;

(o)      the Company shall have delivered to Northcreek a certificate signed by the Secretary or Assistant Secretary of the Company certifying as appropriate as to (a) authorization of the Company to enter into the transactions contemplated by this First Amendment, and (b) the names of the officers of the Company authorized to execute this First Amendment and the true signatures of such officers, on which Northcreek and each Buyer may conclusively rely;

(p)      all legal details and proceedings in connection with the transactions contemplated by this First Amendment shall be in form and substance satisfactory to Northcreek, and Northcreek shall have received all such counterpart originals or certified or other copies of such documents and proceedings in connection with such transactions, in form and substance satisfactory to Northcreek; and

(q)      the Company shall have paid or caused to be paid all costs and expenses for which Northcreek is entitled to be reimbursed.

18.      Force and Effect.

(a)      The Note and Warrant Purchase Agreement and all other Transaction Documents remain unchanged and continue in full force and effect, in each case as amended by this First Amendment.  Any reference to the Note and Warrant Purchase Agreement in any Transaction Document or any document, instrument, or agreement shall hereafter mean and include the Note and Warrant Purchase Agreement, as amended by this First Amendment.  Except as expressly set forth in Sections 2 – Section 12 of this First Amendment, nothing in this First Amendment modifies or alters, in any way, the Note and Warrant Purchase Agreement or any other Transaction Documents or (ii) waives, releases, or limits any rights or remedies that Tontine or Northcreek have under the Note and Warrant Purchase Agreement, under any other Transaction Documents, or at law or equity.

(b)      No novation is intended or will occur by or as a result of this First Amendment.  The Company reconfirms, restates, and ratifies the Note and Warrant Purchase Agreement, each of the other Transaction Documents and all other documents signed in connection therewith except to the extent any such documents are expressly modified by this First Amendment.  This First Amendment is not intended to constitute, nor does it constitute, an interruption, suspension of continuity, satisfaction, discharge of prior duties, novation, or termination of the liens, security interests, indebtedness, loans, liabilities, expenses, or obligations under the Note and Warrant Purchase Agreement or the other Transaction Documents.

(c)      The Company acknowledges and agrees that (i) the Collateral and other liens and security interests in favor of Northcreek, as Collateral Agent, and Tontine and Northcreek under the Transaction

Documents have continued to secure the indebtedness, loans, liabilities, expenses, and obligations under the Note and Warrant Purchase Agreement since the date of signing of each applicable Transaction Document and (ii) all liens and security interests in the Collateral and all other liens and security interests which were granted pursuant to any of the Transaction Documents shall remain in full force and effect from and after the First Amendment Effective Date.

(d)      The parties confirm that the Second Tranche Notes are Subordinated Debt and are deemed to be issued under the Note and Warrant Purchase Agreement.

19.      Governing Law.  Illinois law (without regard to any jurisdiction’s conflict-of-laws principles) exclusively governs all matters arising from or relating in any way to this First Amendment.

20.      Counterparts, Telecopy Signatures.  This First Amendment may be signed in any number of counterparts each of which shall be deemed an original, but all of which together shall constitute one and the same instrument; and, delivery of signed signature pages hereof by telecopy transmission, or other electronic transmission in .pdf or similar format, from one party to another shall constitute effective and binding signing and delivery of this First Amendment by such party.

[SIGNATURES APPEAR ON THE FOLLOWING PAGES]

The parties have signed this First Amendment as of the day and year specified in the introductory paragraph.

PATRICK INDUSTRIES, INC.

By:	/s/ Andy L. Nemeth

Title:	Executive Vice President of Finance, Chief Financial officer

Name:	Andy L. Nemeth
Print Name

NORTHCREEK MEZZANINE FUND I, L.P.

By:	NMF GP, LLC, its general partner

	By:	Northcreek Management, Inc., its manager

	By:	/s/ Barry A. Peterson

	Title:	Vice President

	Name:	Barry A. Peterson
Print Name

STINGER NORTHCREEK PATK LLC

By:	Northcreek Management, Inc., its manager

	By:	/s/ Barry A. Peterson

	Title:	Vice President

	Name:	Barry A. Peterson
Print Name

TONTINE CAPITAL OVERSEAS MASTER FUND II, L.P.

By:	Tontine Asset Associates, L.L.C., its general partner

	By:	/s/ Jeffrey L. Gendell
Jeffrey L. Gendell, Managing Member

Signature Page
First Amendment to Note and Warrant Purchase Agreement

EXHIBIT E

FORM OF SECOND TRANCHE NOTE

THIS NOTE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR UNDER THE SECURITIES ACT OF ANY STATE.  EXCEPT AS OTHERWISE PROVIDED IN THE NOTE PURCHASE AGREEMENT REFERENCED IN THIS NOTE, THIS NOTE MAY NOT BE OFFERED FOR SALE IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT FOR THIS NOTE UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND SUCH STATE OR OTHER LAWS AS MAY BE APPLICABLE, OR AN APPLICABLE EXEMPTION TO THE REGISTRATION REQUIREMENTS OF SUCH ACT AND SUCH LAWS.

THIS AGREEMENT AND THE RIGHTS AND OBLIGATIONS EVIDENCED HEREBY ARE SUBORDINATE IN THE MANNER AND TO THE EXTENT SET FORTH IN THAT CERTAIN SUBORDINATION AND INTERCREDITOR AGREEMENT (AS THE SAME MAY BE AMENDED OR OTHERWISE MODIFIED FROM TIME TO TIME PURSUANT TO THE TERMS THEREOF, THE “SUBORDINATION AGREEMENT”) DATED AS OF MARCH 31, 2011 AMONG PATRICK INDUSTRIES, INC., AN INDIANA CORPORATION (THE “COMPANY”), TONTINE CAPITAL OVERSEAS MASTER FUND II, L.P., A CAYMAN ISLANDS LIMITED PARTNERSHIP, NORTHCREEK MEZZANINE FUND I, L.P., A DELAWARE LIMITED PARTNERSHIP, ON ITS BEHALF AND IN ITS CAPACITY AS COLLATERAL AGENT, AND WELLS FARGO CAPITAL FINANCE, LLC (“WFCF”), AS AMENDED BY THE CONSENT, JOINDER AND FIRST AMENDMENT TO SUBORDINATION AGREEMENT DATED SEPTEMBER 16, 2011 AMONG THE ABOVE-NAMED PARTIES AND STINGER NORTHCREEK PATK LLC, A DELAWARE LIMITED LIABILITY COMPANY, TO THE INDEBTEDNESS (INCLUDING INTEREST) OWED BY THE CREDIT PARTIES (AS DEFINED IN THE SUBORDINATION AGREEMENT) PURSUANT TO THAT CERTAIN CREDIT AGREEMENT DATED AS OF MARCH 31, 2011 AMONG THE COMPANY, WFCF AND THE LENDERS FROM TIME TO TIME PARTY THERETO (THE “SENIOR CREDIT AGREEMENT”), AND THE OTHER SENIOR DEBT DOCUMENTS (AS DEFINED IN THE SUBORDINATION AGREEMENT), AS SUCH SENIOR CREDIT AGREEMENT, AND SUCH OTHER SENIOR DEBT DOCUMENTS HAVE BEEN AND HEREAFTER MAY BE AMENDED, RESTATED, SUPPLEMENTED OR OTHERWISE MODIFIED FROM TIME TO TIME AND TO INDEBTEDNESS REFINANCING THE INDEBTEDNESS UNDER SUCH AGREEMENTS AS PERMITTED BY THE SUBORDINATION AGREEMENT; AND EACH HOLDER OF THIS NOTE, BY ITS ACCEPTANCE HEREOF, IRREVOCABLY AGREES TO BE BOUND BY THE PROVISIONS OF THE SUBORDINATION AGREEMENT.

SECURED SENIOR SUBORDINATED NOTE

$[_____________________]	September [__], 2011

FOR VALUE RECEIVED, the undersigned, Patrick Industries, Inc. (the “Company”), hereby promises to pay to the order of [_________________], (“Buyer”), at its offices at _________________ (or at such other place as the holder may from time to time designate) the principal sum of [___________________], plus any interest that has been paid in kind, on March 31, 2016 (the “Maturity Date”) or any earlier date of acceleration of the Maturity Date, and to pay interest on the principal amount, including any interest that has been paid in kind, outstanding under and pursuant to this Secured Senior Subordinated Note (this “Note”) from September [___], 2011, in arrears quarterly on the last day of each March, June, September and December and on the Maturity Date, commencing on December 31, 2011 (each, an “Interest Payment Date”), at a rate of 13.0% per annum from and after the date set forth on the face of this Note.  Interest will be payable in cash or, at the Company’s option (upon not less than ten

Business Days’ notice to each Buyer), a combination of cash and in kind by increasing the principal amount by the amount of interest paid in kind; provided, however, that at each Interest Payment Date, the Company must pay interest in cash at a rate of at least 10.0% per annum.  Unless expressly prohibited by applicable law, any principal or interest payments not paid when due shall bear interest payable upon demand by Buyer at a rate which is 2.0% per annum in excess of the rate of interest otherwise payable under this Note.

This Note is the Second Tranche Note referred to in that certain Secured Senior Subordinated Note and Warrant Purchase Agreement dated March 31, 2011, by and among the Company, Tontine Capital Overseas Master Fund II, L.P., a Cayman Islands limited partnership and Northcreek Mezzanine Fund I, L.P., a Delaware limited partnership (on its behalf and in its capacity as collateral agent) and as amended by the First Amendment to Secured Senior Subordinated Note and Warrant Purchase Agreement dated the date of this Note (as may be amended, modified, or restated from time to time, the “Note Purchase Agreement”).  All of the other Secured Senior Subordinated Notes of the Company of even date herewith (as may be amended, modified or restated from time to time) are collectively referred to herein as the “Other Notes,” and this Note and the Other Notes are collectively referred to herein as the “Notes.”  Capitalized terms used in this Note are defined in the Note Purchase Agreement, unless otherwise expressly stated herein.  This Note is entitled to the benefits of the Note Purchase Agreement and is subject to all of the agreements, terms and conditions contained therein, all of which are incorporated herein by this reference.  This Note may be prepaid, in whole or in part, at any time on the following terms and conditions: (a) if such prepayment occurs on or before March 31, 2012, such prepayment will be at 105% of the principal amount of the Note being prepaid; (b) if such prepayment occurs after March 31, 2012, but on or before March 31, 2013, such prepayment will be at 104% of the principal amount of the Note being prepaid; (c) if such prepayment occurs after March 31, 2013 but on or before March 31, 2014, such prepayment will be at 103% of the principal amount of the Note being prepaid; (d) if such prepayment occurs thereafter, such prepayment will be at 100% of the principal amount of the Note being prepaid.  Notwithstanding the foregoing sentence, the Company may prepay up to 10% of the original principal amount of the Note at a price of 101% of the principal amount of the Note being prepaid during each of the following periods:  (i) the period ending March 31, 2012, (ii) the period beginning April 1, 2012 and ending March 31, 2013; and (iii) the period beginning April 1, 2013 and ending March 31, 2014.  The Company shall give the holder at least three Business Days’ prior written notice of its intent to make each prepayment, and each prepayment shall be made in immediately available funds and shall be made by paying the principal amount to be prepaid, together with unpaid accrued interest thereon to the date of prepayment.

Interest on the principal amount of this Note from time to time outstanding shall be computed on the basis of the actual number of days elapsed based on a 360-day year, consisting of twelve (12) 30-day months.  In no event, however, shall interest exceed the maximum rate permitted by law.

In the event the Company can pay some, but not all, of the aggregate interest payable on the outstanding Notes on any Interest Payment Date, or of the aggregate outstanding principal of the Notes on the Maturity Date, or of any fees or other obligations payable under the Notes on the due date therefor, the Company shall apportion the aggregate payment made by it on such Interest Payment Date, Maturity Date or other due date ratably among the Notes in proportion to the respective outstanding principal balances thereof; provided that the foregoing shall not affect any right of the holder of this Note to receive payment in full of such interest, principal or other amount on such Interest Payment Date, Maturity Date or other due date, as the case may be, or otherwise limit any rights and remedies of the holder of this Note with respect thereto.

Upon the occurrence of an Event of Default, the principal of, interest accrued on, and other obligations payable under this Note, will immediately become due and payable, without presentment, demand, protest or notice of any kind.  Upon the occurrence of an Event of Default, it is specifically understood and agreed that,

2

notwithstanding the curing of such Event of Default, the Company shall not be released from any of its covenants hereunder unless and until this Note is paid in full.  Notwithstanding the foregoing, nothing herein shall limit the rights of the holder of this Note to exercise any and all remedies available to such holder under applicable law.

The indebtedness of the Company evidenced by this Note, including the principal, interest and premium, if any, is secured in accordance with the Security Documents.

The written consent of the Company and each Buyer shall be required for any amendment to the Notes (including this Note), and upon receipt of such consent, each Note (including this Note) shall be deemed amended thereby.  No such amendment shall be effective except to the extent it applies on an equivalent basis to all of the Notes.  No consideration shall be offered or paid to any holder of the Notes to amend or consent to an amendment or other modification of any provision of the Notes unless the same consideration is offered to all of the holders of the Notes.

The holder of this Note may assign or transfer some or all of its rights hereunder, subject to compliance with the provisions of the Note Purchase Agreement and the Subordination Agreement, without the consent of the Company.  The holder of this Note shall promptly provide notice to the Company of the name and address of the assignee or transferee and the principal amount of this Note assigned or transferred, as applicable.  Notwithstanding the foregoing, if this Note has been prepaid in part, the holder of this Note may not transfer this Note unless such holder first physically surrenders this Note to the Company, whereupon the Company will forthwith issue and deliver upon the order of the holder of this Note a new Note of like tenor, registered as such holder may request, representing in the aggregate the remaining principal represented by this Note.  The holder of this Note and any assignee, by acceptance of this Note, acknowledge and agree that following any prepayment of any portion of this Note, the principal of this Note may be less than the principal amount stated on the face hereof.

The Company shall maintain, at one of its offices in the United States, a register for the recordation of the names and addresses of each holder of the Notes, and the principal amount of the Notes owed to each such holder pursuant to the terms hereof and of the Other Notes from time to time (the “Register”).  The entries in the Register shall be conclusive absent manifest error, and the Company and the holders of the Notes shall treat each Person whose name is recorded in the Register pursuant to the terms hereof as the holder of this Note for all purposes, notwithstanding notice to the contrary.  The Register shall be available for inspection by any holder of the Notes, at any reasonable time and from time to time upon reasonable prior notice.

The Company shall pay all taxes (other than transfer taxes) and all other expenses and charges payable in connection with the preparation, execution and delivery of this Note.

ALL QUESTIONS CONCERNING THE CONSTRUCTION, VALIDITY, ENFORCEMENT AND INTERPRETATION OF THIS NOTE SHALL BE GOVERNED BY THE INTERNAL LAWS OF THE STATE OF ILLINOIS, WITHOUT GIVING EFFECT TO ANY CHOICE OF LAW OR CONFLICT OF LAW PROVISION OR RULE (WHETHER OF THE STATE OF ILLINOIS OR ANY OTHER JURISDICTIONS) THAT WOULD CAUSE THE APPLICATION OF THE LAWS OF ANY JURISDICTIONS OTHER THAN THE STATE OF ILLINOIS.  EACH PARTY HEREBY IRREVOCABLY SUBMITS TO THE EXCLUSIVE JURISDICTION OF THE STATE AND FEDERAL COURTS SITTING IN THE CITY OF CHICAGO, STATE OF ILLINOIS FOR THE ADJUDICATION OF ANY DISPUTE HEREUNDER OR IN CONNECTION HEREWITH OR WITH ANY TRANSACTION CONTEMPLATED HEREBY OR DISCUSSED HEREIN, AND HEREBY IRREVOCABLY WAIVES, AND AGREES NOT TO ASSERT IN ANY SUIT, ACTION OR

3

PROCEEDING, ANY CLAIM THAT IT IS NOT PERSONALLY SUBJECT TO THE JURISDICTION OF ANY SUCH COURT, THAT SUCH SUIT, ACTION OR PROCEEDING IS BROUGHT IN AN INCONVENIENT FORUM OR THAT THE VENUE OF SUCH SUIT, ACTION OR PROCEEDING IS IMPROPER.  EACH PARTY HEREBY IRREVOCABLY WAIVES PERSONAL SERVICE OF PROCESS AND CONSENTS TO PROCESS BEING SERVED IN ANY SUCH SUIT, ACTION OR PROCEEDING BY MAILING A COPY THEREOF TO SUCH PARTY AT THE ADDRESS FOR SUCH NOTICES TO IT UNDER THIS NOTE AND AGREES THAT SUCH SERVICE SHALL CONSTITUTE GOOD AND SUFFICIENT SERVICE OF PROCESS AND NOTICE THEREOF.  NOTHING CONTAINED HEREIN SHALL BE DEEMED TO LIMIT IN ANY WAY ANY RIGHT TO SERVE PROCESS IN ANY MANNER PERMITTED BY LAW. EACH PARTY HEREBY IRREVOCABLY WAIVES ANY RIGHT IT MAY HAVE, AND AGREES NOT TO REQUEST, A JURY TRIAL FOR THE ADJUDICATION OF ANY DISPUTE HEREUNDER OR IN CONNECTION WITH OR ARISING OUT OF THIS NOTE.

The Company expressly waives any presentment, demand, protest, notice of default, notice of intention to accelerate, notice of acceleration or notice of any other kind.

[Remainder of Page Intentionally Left Blank; Signature Page Follows]

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SCHEDULE OF BUYERS

(1)	(2)	(3)	(4)	(5)	(6)
Buyer Address and Facsimile Number	Domicile	Principal Amount of Note	Aggregate Number of Warrant Shares	Purchase Price	Buyer’s Counsel Address and Facsimile Number
Tontine Capital Overseas Master Fund II, L.P. 55 Railroad Avenue Greenwich, CT 06830 Telephone: (203) 769-2000 Facsimile: (203) 769-2010 Attn: Mr. Jeffrey L. Gendell	Cayman Islands	$2.5 million (issued 3/31/11) First Tranche Note	125,000 (issued 3/31/11) First Tranche Warrant	$2.5 million	Barack Ferrazzano Kirschbaum & Nagelberg LLP 200 West Madison Street, Suite 3900 Chicago, IL 60606 Telephone: (312) 984-3100 Facsimile: (312) 984-3150 Attn: Sarah M. Bernstein, Esq.
Northcreek Mezzanine Fund I, L.P. 255 East Fifth Street, Suite 3010 Cincinnati, OH 45202 Telephone: (513) 985-6601 Facsimile: (513) 985-6603 Attn: Barry A. Peterson	Delaware	$2.5 million (issued 3/31/11) First Tranche Note	125,000 (issued 3/31/11) First Tranche Warrant	$2.5 million	McGuireWoods LLP 77 West Wacker Drive, Suite 4100 Chicago, IL 60601 Telephone: (312) 849-8170 Facsimile: (312) 698-4548 Attn: Mark A. Kromkowski, Esq.
Northcreek Mezzanine Fund I, L.P. 255 East Fifth Street, Suite 3010 Cincinnati, OH 45202 Telephone: (513) 985-6601 Facsimile: (513) 985-6603 Attn: Barry A. Peterson	Delaware	$1.7 million (issued 9/16/11) Second Tranche Note	85,000 (issued 9/16/11) Second Tranche Warrant	$1.7 million	McGuireWoods LLP 77 West Wacker Drive, Suite 4100 Chicago, IL 60601 Telephone: (312) 849-8170 Facsimile: (312) 698-4548 Attn: Mark A. Kromkowski, Esq.
Stinger Northcreek PATK LLC c/o Northcreek Mezzanine Fund I, L.P. 255 East Fifth Street, Suite 3010 Cincinnati, OH 45202 Telephone: (513) 985-6601 Facsimile: (513) 985-6603 Attn: Barry A. Peterson	Delaware	$1.0 million (issued 9/16/11) Second Tranche Note	50,000 (issued 9/16/11) Second Tranche Warrant	$1.0 million	McGuireWoods LLP 77 West Wacker Drive, Suite 4100 Chicago, IL 60601 Telephone: (312) 849-8170 Facsimile: (312) 698-4548 Attn: Mark A. Kromkowski, Esq.